Exhibit 99.1

NEWS RELEASE
One Park Place, Suite 700 • 621 Northwest 53rd Street • Boca Raton, Florida 33487 • www.geogroup.com
CR-11-15
THE GEO GROUP ANNOUNCES CONTRACT CANCELLATIONS FOR
THREE COMMUNITY CORRECTIONAL FACILITIES IN CALIFORNIA
Boca Raton, Fla. — July 11, 2011 — The GEO Group (NYSE: GEO) (“GEO”) announced today that the State of California has decided to implement its Criminal Justice Realignment Plan (the “Realignment Plan”), which is expected to delegate tens of thousands of low level state offenders to local county jurisdictions in California effective October 1, 2011. As a result of the implementation of the Realignment Plan, the State of California has decided to discontinue contracts with Community Correctional Facilities which currently house low level state offenders across the state.
This decision will impact three GEO facilities: the company-leased 305-bed Leo Chesney Community Correctional Facility, the company-owned 643-bed Desert View Modified Community Correctional Facility, and the company-owned 625-bed Central Valley Modified Community Correctional Facility. GEO has received written notice from the California Department of Corrections and Rehabilitation regarding the cancellation of GEO’s agreements for the housing of low level state offenders at these three facilities effective as of September 30, 2011, November 30, 2011 and November 30, 2011, respectively.
GEO is in the process of actively marketing these facilities to local county agencies in California. Given that most local county jurisdictions in California are presently operating at or above their correctional capacity, GEO is hopeful that it will be able to market these facilities to local county agencies for the housing of low level offenders who will be the responsibility of local county jurisdictions.
If GEO is unable to secure alternative customers for these three facilities, GEO estimates that the combined annualized negative earnings per share impact of the cancellations would be approximately $0.10-0.13, including carrying costs while the facilities are idle. The combined annualized revenues for these three facilities were approximately $33-$35 million.
Based on the timing of when the cancellations are expected to become effective, GEO is not changing its previously issued full-year 2011 earnings guidance.
The GEO Group is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of approximately 80,000 beds at 116 correctional, detention and residential treatment facilities, including projects under development.
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Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations

NEWS RELEASE
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (2) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (3) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (4) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (5) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (6) GEO’s ability to obtain future financing on acceptable terms; (7) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (8) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
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Contact:	Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations